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                                                                    Exhibit 23.6


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCGroup Incorporated 401(K) Savings Plan of our report dated February 24, 1997, with respect to the financial statements at December 31, 1996 and for the year ended December 31, 1996 of Homestead Village Incorporated which is included in the Registration Statement on Form S-11 (No. 333-26037) and the related Prospectus of Security Capital Group Incorporated.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

Dallas, Texas
March 16, 1998